EXHIBIT 31.1

CERTIFICATIONS

I, Glenn Mattes, certify that:

(1)	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of TFF Pharmaceuticals, Inc.; and
(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

TFF PHARMACEUTICALS, INC.

Date: April 29, 2020	By:	/s/ Glenn Mattes
Glenn Mattes, Chief Executive Officer